Exhibit 99.1

           VCA Antech, Inc. Reports Fourth Quarter Results

    LOS ANGELES--(BUSINESS WIRE)--Feb. 21, 2006--VCA Antech, Inc.
(NASDAQ:WOOF):

    --  Fourth quarter diluted earnings per common share increased
        25.0% to $0.20

    --  Fourth quarter revenue increased 23.0% to $217.0 million

    Our company, VCA Antech, Inc. (NASDAQ:WOOF), a leading animal healthcare company in the United States, today reported financial results for its fourth quarter ended December 31, 2005, as follows: revenue increased 23.0% to $217.0 million; operating income increased 13.2% to $33.3 million; net income increased 28.0% to $17.1 million; and diluted earnings per common share increased 25.0% to $0.20. Our tax provision for the quarter ended December 31, 2005, reflects an adjustment relating to prior periods of approximately $1.3 million that is a result of a decrease in our state statutory tax rate.
    We also reported our financial results for the year ended December 31, 2005 as follows: revenue increased 24.6% to $839.7 million; operating income increased 17.8% to $159.2 million; reported net income was $67.8 million; and reported diluted earnings per common share was $0.81. Reported net income and reported diluted earnings per common share for the year ended December 31, 2005 included an after-tax charge of $11.7 million, or $0.14 per diluted common share, for debt retirement costs related to the refinancing of our senior term notes and the repurchase of our 9.875% senior subordinated notes. Reported net income and reported diluted earnings per common share for the year ended December 31, 2004 included an after-tax credit for certain significant items in the net amount of $605,000. Excluding these items from the years ended December 31, 2005 and 2004, adjusted net income increased 26.3% to $79.5 million and adjusted diluted earnings per common share increased 25.0% to $0.95.
    Bob Antin, Chairman and CEO, stated, "We had another strong quarter marked by continued growth in our core businesses. Our laboratory internal revenue growth for the fourth quarter of 2005 was 10.6%, generating a 12.3% increase in laboratory gross profit and an increase in laboratory gross profit margins to 42.0% compared to 41.4% in the comparable prior year quarter. Our laboratory operating margins increased to 35.2% compared to 34.9% in the fourth quarter of 2004.
    "Our continued effort to integrate recent acquisitions is proceeding well and the operating results for our animal hospital segment were in line with our expectations. Our consolidated animal hospital revenue for the fourth quarter of 2005 grew 26.5%, generating a 21.0% increase in animal hospital gross profit, reflecting a gross profit margin of 16.7% compared to 17.4% in the comparable prior year quarter. Our animal hospital same-store revenue growth for the fourth quarter of 2005, adjusted for one additional business day, was 4.4% and our same-store gross profit margins were 17.4% compared to 17.6% in the comparable prior year quarter. Our consolidated animal hospital operating margins for the fourth quarter of 2005 were 13.5% compared to 14.6% in the comparable prior year quarter.
    "Our medical technology segment revenue grew 62.4% in the fourth quarter to $9.9 million. Operating income for the fourth quarter was $284,000. We are excited by the sales growth and the positive acceptance of our products in the veterinary profession."

    Non-GAAP Financial Measures

    We believe investors' understanding of our total performance is enhanced by disclosing adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share. We define adjusted net income, adjusted operating income, adjusted operating margin and adjusted diluted earnings per common share as the reported items, adjusted to exclude certain significant items. For the periods presented in this press release, the only significant item that was excluded from adjusted operating income and adjusted operating margin was a litigation settlement reimbursement recognized during the first quarter of 2004 as a result of the Company settling a claim with its insurance company. The only significant items excluded from adjusted net income were the litigation settlement reimbursement recognized during the first quarter of 2004, debt retirement costs incurred during the second and fourth quarters of 2004, and debt retirement costs incurred during the second quarter of 2005. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.
    Management uses adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share because they exclude the effect of the litigation settlement reimbursement and debt retirement costs and related expenses that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends.
    There is a material limitation associated with the use of these non-GAAP financial measures: adjusted operating income and adjusted operating margin exclude the impact of significant items (in this case, the litigation settlement reimbursement) on current performance; and adjusted net income excludes the impact of significant items (in this case, the litigation settlement reimbursement and debt retirement costs and related expenses) on current performance; and adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.
    To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental Operating Data."

    Conference Call

    We will discuss our company's fourth quarter 2005 financial results during a conference call today, February 21, 2006 at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call via telephone by dialing (800) 289-0496. Interested parties should call at least 10 minutes prior to the start of the call to register.

    Forward-Looking Statements

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statement regarding continued growth in our core businesses and our expectations regarding our acquisition of Pet's Choice, Inc. Among the important factors that could cause actual results to differ are: a material adverse change in our financial condition or operations; the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of competition; any impairment in the carrying value of our goodwill; the effects of our recent acquisitions, including Pet's Choice, Inc., and our ability to effectively manage our growth and achieve operating synergies; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risk factors are discussed in our periodic reports filed with the SEC, including our Report on Form 10-K for the year ended December 31, 2004 and our periodic Report on Form 10-Q for the quarter ended September 30, 2005, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.
    We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply ultrasound and digital radiography equipment to the veterinary industry.


                           VCA Antech, Inc.
                Consolidated Statements of Operations
   For the Three and Twelve Months Ended December 31, 2005 and 2004
         (Unaudited - In Thousands, Except Per Share Amounts)

                                   Three Months       Twelve Months
                                Ended December 31, Ended December 31,
                                ------------------ -------------------
                                  2005     2004      2005      2004
                                --------- -------- --------- ---------

Revenue:
 Laboratory                      $53,793  $48,623  $222,064  $200,441
 Animal hospital                 158,437  125,284   607,565   481,023
 Medical technology                9,893    6,090    30,330     6,090
 Intercompany                     (5,146)  (3,557)  (20,293)  (13,465)
                                --------- -------- --------- ---------
                                 216,977  176,440   839,666   674,089
                                --------- -------- --------- ---------

Direct costs                     165,016  132,254   613,799   490,558

Gross profit:
 Laboratory                       22,602   20,130    98,926    87,780
 Animal hospital                  26,443   21,851   118,239    93,546
 Medical technology                3,022    2,205     9,433     2,205
 Intercompany                       (106)       -      (731)        -
                                --------- -------- --------- ---------
                                  51,961   44,186   225,867   183,531
                                --------- -------- --------- ---------

Selling, general and
 administrative:
 Laboratory                        3,646    3,161    13,993    12,660
 Animal hospital                   4,642    3,534    16,224    12,761
 Medical technology                2,738    1,842     9,033     1,842
 Corporate                         7,216    6,217    26,935    20,994
                                --------- -------- --------- ---------
                                  18,242   14,754    66,185    48,257
                                --------- -------- --------- ---------

Write-down and loss on sale of
 assets                              414        5       441        59
                                --------- -------- --------- ---------

Operating income                  33,305   29,427   159,241   135,215

Interest expense, net              6,261    6,780    25,043    25,492
Other income                         123      153       122       338
Minority interest expense            800      641     3,109     2,558
Debt retirement costs                  -       70    19,282       880
                                --------- -------- --------- ---------
Income before provision for
 income taxes                     26,367   22,089   111,929   106,623
Provision for income taxes         9,316    8,772    44,113    43,051
                                --------- -------- --------- ---------
Net income                       $17,051  $13,317   $67,816   $63,572
                                ========= ======== ========= =========

Diluted earnings per common
 share                             $0.20    $0.16     $0.81     $0.76
                                ========= ======== ========= =========
Shares used for computing
 diluted earnings per common
 share                            84,369   83,541    83,996    83,361
                                ========= ======== ========= =========


                           VCA Antech, Inc.
                     Supplemental Operating Data
   For the Three and Twelve Months Ended December 31, 2005 and 2004
         (Unaudited - In Thousands, Except Per Share Amounts)


Table #1                          Three Months        Twelve Months
Reconciliation of net income   Ended December 31,  Ended December 31,
 to adjusted net income        ------------------- -------------------
                                  2005      2004      2005      2004
                               --------- --------- --------- ---------

Net income                      $17,051   $13,317   $67,816   $63,572
Certain significant items:
 Debt retirement costs                -        70    19,282       880
 Litigation settlement
  reimbursement                       -         -         -    (1,124)
 Related income tax benefit           -       (29)   (7,578)     (361)
                               --------- --------- --------- ---------
                                      -        41    11,704      (605)
                               --------- --------- --------- ---------
Adjusted net income             $17,051   $13,358   $79,520   $62,967
                               ========= ========= ========= =========

Table #2
Reconciliation of diluted
 earnings per common share to
 adjusted diluted earnings per
 common share

Diluted earnings per common
 share                            $0.20     $0.16     $0.81     $0.76
Certain significant items as
 detailed in Table #1, net of
 income tax benefit                   -         -      0.14         -
                               --------- --------- --------- ---------
Adjusted diluted earnings per
 common share                     $0.20     $0.16     $0.95     $0.76
                               ========= ========= ========= =========

Shares used for computing
 adjusted diluted earnings per
 common share                    84,369    83,541    83,996    83,361
                               ========= ========= ========= =========

Table #3
Reconciliation of operating
 income to adjusted operating
 income and operating margin
 to adjusted operating margin

Revenue                        $216,977  $176,440  $839,666  $674,089
                               ========= ========= ========= =========

Operating income                $33,305   $29,427  $159,241  $135,215
Operating margin                   15.3%     16.7%     19.0%     20.1%
Certain significant items:
 Litigation settlement
  reimbursement                       -         -         -    (1,124)
                               --------- --------- --------- ---------
Adjusted operating income       $33,305   $29,427  $159,241  $134,091
                               ========= ========= ========= =========
Adjusted operating margin          15.3%     16.7%     19.0%     19.9%


                           VCA Antech, Inc.
               Supplemental Operating Data - Continued
   For the Three and Twelve Months Ended December 31, 2005 and 2004
                      (Unaudited - In Thousands)


                                   Three Months       Twelve Months
Table #4                        Ended December 31,  Ended December 31,
                                ------------------- ------------------
Depreciation and amortization     2005      2004     2005      2004
                                --------- --------- -------- ---------

Depreciation and amortization
 included in direct costs:
 Laboratory                       $1,134      $899   $3,894    $3,426
 Animal hospital                   3,404     2,827   12,381    10,446
 Medical technology                  284       270    1,116       270
 Intercompany                        (28)        -      (64)        -
                                --------- --------- -------- ---------
                                   4,794     3,996   17,327    14,142

Depreciation and amortization
 included in selling, general
 and administrative expense:         594       412    2,008     1,673
                                --------- --------- -------- ---------
  Total depreciation and
   amortization                   $5,388    $4,408  $19,335   $15,815
                                ========= ========= ======== =========


                   As of December 31, 2005 and 2004
                      (Unaudited - In Thousands)



Table #5                           December 31,
                                -------------------
Selected consolidated balance
 sheet data                       2005      2004
                                --------- ---------

Cash                             $58,488   $30,964
Accounts receivable, net         $36,104   $28,936
Stockholders' equity            $309,512  $232,759
Total assets                    $897,073  $742,100

Debt:
 Revolving credit facility            $-        $-
 Senior term notes               436,613   223,313
 9.875% senior subordinated
  notes                                -   170,000
 Other debt and capital leases    16,099     3,576
                                --------- ---------
  Total debt                    $452,712  $396,889
                                ========= =========


                           VCA Antech, Inc.
               Supplemental Operating Data - Continued
        For the Twelve Months Ended December 31, 2005 and 2004
                      (Unaudited - In Thousands)


                                                For the Twelve Months
Table #6                                          Ended December 31,
                                                ---------------------
Selected cash flow and expense data                2005       2004
                                                ---------- ----------

Net cash provided by operating activities        $115,100    $86,359
Rent expense                                      $27,531    $21,137
Capital expenditures                              $29,209    $23,954


    CONTACT: VCA Antech, Inc.
             Tomas Fuller, 310-571-6505